EXHIBIT 23.2

Consent of Independent Registered Public Accountant Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our audit report dated March 26, 2007 on the consolidated financial statements of Cornerstone Ministries Investments, Inc. in the registration statement on Form SB-2 and related prospectus of Cornerstone Ministries Investments, Inc. for the registration of $60,000,000 in Series G bonds and 5,000,000 shares of its common stock (collectively, the “Registration Statement”).

/s/ Berman Hopkins Wright & Laham, CPAs and Associates, LLP

September 28, 2007